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                                                                 EXHIBIT 5.1



                       [TENZER GREENBLATT LLP LETTERHEAD]



                                August 7, 1997



Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278


Gentlemen:

                You have requested our opinion with respect to the public offering and sale by Brightpoint, Inc., a Delaware corporation (the "Company"), of up to 400,000 shares of Common Stock, par value $.01 per share (the
"Company Shares") and the public offering and sale by certain Selling Stockholders of up to 100,000 shares of Common Stock, par value $.01 per share (the "Selling Stockholder Shares"), pursuant to a Registration Statement (the "Registration Statement") filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act").


                We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

                Based upon the foregoing, it is our opinion that the Company Shares and Selling Stockholder Shares have been duly and validly authorized and that the Selling Stockholder Shares are, and the Company Shares, when sold, paid for and issued as contemplated by the Registration Statement when it becomes effective under the Act will be, duly and validly issued and fully paid and nonassessable.

                We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do
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Brightpoint, Inc.
August 7, 1997
Page 2



not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                      Very truly yours,

                                    TENZER GREENBLATT LLP

                                  /s/ TENZER GREENBLATT LLP
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